Exhibit 99.1
Workday Announces Fiscal 2025 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $1.990 Billion, Up 18.1% Year Over Year
Subscription Revenues of $1.815 Billion, Up 18.8% Year Over Year

PLEASANTON, Calif., May 23, 2024 – Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced results for the fiscal 2025 first quarter ended April 30, 2024.

Fiscal 2025 First Quarter Results

•Total revenues were $1.990 billion, an increase of 18.1% from the first quarter of fiscal 2024. Subscription revenues were $1.815 billion, an increase of 18.8% from the same period last year.
•Operating income was $64 million, or 3.2% of revenues, compared to an operating loss of $20 million, or negative 1.2% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $515 million, or 25.9% of revenues, compared to a non-GAAP operating income of $396 million, or 23.5% of revenues, in the same period last year.1
•Diluted net income per share was $0.40, compared to diluted net income per share of $0.00 in the first quarter of fiscal 2024. Non-GAAP diluted net income per share was $1.74, compared to non-GAAP diluted net income per share of $1.33 in the same period last year.1
•12-month subscription revenue backlog was $6.60 billion, up 17.9% from the same period last year. Total subscription revenue backlog was $20.68 billion, increasing 24.2% year-over-year.
•Operating cash flows were $372 million compared to $277 million in the prior year. Free cash flows were $291 million compared to $218 million in the prior year.1
•Workday repurchased approximately 0.5 million shares of Class A common stock for $134 million as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $7.18 billion as of April 30, 2024.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“Q1 was another solid quarter of revenue growth and non-GAAP operating margin expansion for Workday, as we drive toward long-term, durable growth,” said Workday CEO Carl Eschenbach. “With the emergence of Generative AI, the shifting talent landscape, and pressure to realize operational efficiencies, Workday has never been more relevant. Our strong value proposition, investments in key growth initiatives, and leadership in AI are paying off as more organizations turn to Workday to manage their two most important assets – their people and money.”

“Our first quarter performance was in line with our expectations across our key financial metrics,” said Zane Rowe, CFO, Workday. “We were pleased with our progress across key growth initiatives in Q1, which help build a foundation for long-term growth. Our updated subscription revenue guidance reflects the elevated sales scrutiny and lower customer headcount growth we experienced during the quarter. At the same time, we are increasing our margin outlook as we focus on driving increased efficiencies across the company.”

Recent Highlights

•Workday is used by more than 60% of the Fortune 500, including HPE, Keybank, Salesforce, and Unum.
•Workday added several full platform customers for Workday Financial Management and Workday Human Capital Management (HCM), including City of Milwaukee, H. Lee Moffitt Cancer Center, and The Onin Group.
•Workday announced that the Defense Intelligence Agency (DIA), the key intelligence agency for national defense in the United States, has selected Workday Government Cloud to support DIA on its mission to rapidly accelerate recruitment and onboarding efforts.

•Workday completed its acquisition of HiredScore, giving the company a comprehensive AI-powered talent acquisition and internal mobility solution.
•Workday now has more than 50 AI use cases in production and 25 generative AI use cases on its roadmap.
•Workday expanded its relationship with AWS to include co-innovation across industries and enhanced go-to-market investments, and formed a new partnership with Google Cloud, providing GCP customers access to purchase Workday products through the Google Cloud Marketplace.
•Workday’s native Payroll solution for customers in Australia became generally available.
•Workday received the Gartner® Peer Insights™ Customers’ Choice distinction for Cloud HCM Suites for 1,000+ Employee Enterprises1 for the seventh consecutive year.
•The company was recognized as one of the 2024 World’s Most Ethical Companies® by Ethisphere for the fourth consecutive year.
•Forbes named Workday as one of America’s Best Employers For Diversity.

1Gartner, Voice of the Customer for Cloud HCM Suites for 1,000+ Employee Enterprises, Peer Contributors, 8 April 2024

Financial Outlook

Workday is updating its guidance for the fiscal 2025 full year ending January 31, 2025 as follows:
•Subscription revenue between $7.700 billion to $7.725 billion, representing growth of approximately 17%
•Non-GAAP operating margin of 25.0%1
Workday is providing guidance for the fiscal 2025 second quarter ending July 31, 2024 as follows:
•Subscription revenue of $1.895 billion, representing growth of approximately 17%
•Non-GAAP operating margin of 24.5%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2025 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2024 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year and second quarter fiscal 2025 subscription revenue and non-GAAP operating margin, growth, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) the regulatory, economic, and political risks associated with our domestic and international operations; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,752	$2,012
Marketable securities	5,430	5,801
Trade and other receivables, net	1,133	1,639
Deferred costs	232	232
Prepaid expenses and other current assets	327	255
Total current assets	8,874	9,939
Property and equipment, net	1,238	1,234
Operating lease right-of-use assets	323	289
Deferred costs, noncurrent	489	509
Acquisition-related intangible assets, net	351	233
Deferred tax assets	1,056	1,065
Goodwill	3,257	2,846
Other assets	353	337
Total assets	$15,941	$16,452
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$76	$78
Accrued expenses and other current liabilities	254	287
Accrued compensation	451	544
Unearned revenue	3,552	4,057
Operating lease liabilities	95	89
Total current liabilities	4,428	5,055
Debt, noncurrent	2,981	2,980
Unearned revenue, noncurrent	61	70
Operating lease liabilities, noncurrent	268	227
Other liabilities	40	38
Total liabilities	7,778	8,370
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	10,512	10,400
Treasury stock	(742)	(608)
Accumulated other comprehensive income (loss)	17	21
Accumulated deficit	(1,624)	(1,731)
Total stockholders’ equity	8,163	8,082
Total liabilities and stockholders’ equity	$15,941	$16,452

Workday, Inc.
Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenues:
Subscription services	$1,815	$1,528
Professional services	175	156
Total revenues	1,990	1,684
Costs and expenses (1):
Costs of subscription services	290	239
Costs of professional services	199	178
Product development	656	600
Sales and marketing	573	519
General and administrative	208	168
Total costs and expenses	1,926	1,704
Operating income (loss)	64	(20)
Other income (expense), net	59	27
Income (loss) before provision for (benefit from) income taxes	123	7
Provision for (benefit from) income taxes	16	7
Net income (loss)	$107	$0
Net income (loss) per share, basic	$0.40	$0.00
Net income (loss) per share, diluted	$0.40	$0.00
Weighted-average shares used to compute net income (loss) per share, basic	264,444	258,820
Weighted-average shares used to compute net income (loss) per share, diluted	270,298	261,371

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended April 30,
	2024	2023
Costs of subscription services	$38	$29
Costs of professional services	31	30
Product development	173	170
Sales and marketing	72	80
General and administrative	71	60
Total share-based compensation expenses	$385	$369

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$107	$0
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	75	70
Share-based compensation expenses	385	369
Amortization of deferred costs	59	49
Non-cash lease expense	25	24
(Gains) losses on investments	7	8
Accretion of discounts on marketable debt securities, net	(33)	(34)
Deferred income taxes	6	2
Other	1	(5)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	509	473
Deferred costs	(40)	(35)
Prepaid expenses and other assets	(21)	(19)
Accounts payable	10	(58)
Accrued expenses and other liabilities	(193)	(223)
Unearned revenue	(525)	(344)
Net cash provided by (used in) operating activities	372	277
Cash flows from investing activities:
Purchases of marketable securities	(778)	(1,888)
Maturities of marketable securities	1,096	1,232
Sales of marketable securities	17	22
Capital expenditures	(81)	(59)
Business combinations, net of cash acquired	(512)	0
Purchase of other intangible assets	0	(9)
Purchases of non-marketable equity and other investments	0	(11)
Net cash provided by (used in) investing activities	(258)	(713)
Cash flows from financing activities:
Repurchases of common stock	(128)	0
Proceeds from issuance of common stock from employee equity plans	0	1
Taxes paid related to net share settlement of equity awards	(239)	(3)
Net cash provided by (used in) financing activities	(367)	(2)
Effect of exchange rate changes	0	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(253)	(439)
Cash, cash equivalents, and restricted cash at the beginning of period	2,024	1,895
Cash, cash equivalents, and restricted cash at the end of period	$1,771	$1,456

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of our GAAP to non-GAAP operating results are included in the following table (in millions, except percentages and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2024	2023
Non-GAAP operating income (loss)
Operating income (loss)	$64	$(20)
Share-based compensation expenses	385	369
Employer payroll tax-related items on employee stock transactions	38	26
Amortization of acquisition-related intangible assets	17	21
Acquisition-related costs	3	0
Realignment costs	8	0
Non-GAAP operating income (loss)	$515	$396

Non-GAAP operating margin(1)
Operating margin	3.2%	(1.2)%
Share-based compensation expenses	19.3%	21.9%
Employer payroll tax-related items on employee stock transactions	1.9%	1.5%
Amortization of acquisition-related intangible assets	0.9%	1.3%
Acquisition-related costs	0.2%	0.0%
Realignment costs	0.4%	0.0%
Non-GAAP operating margin	25.9%	23.5%

Non-GAAP diluted net income (loss) per share(1)(2)
Diluted net income (loss) per share	$0.40	$0.00
Share-based compensation expenses	1.42	1.41
Employer payroll tax-related items on employee stock transactions	0.14	0.10
Amortization of acquisition-related intangible assets	0.06	0.08
Acquisition-related costs	0.01	0.00
Realignment costs	0.03	0.00
Losses (gains) on strategic investments, net	0.03	0.03
Income tax effects	(0.35)	(0.29)
Non-GAAP diluted net income (loss) per share	$1.74	$1.33
(1)Operating margin and diluted net income (loss) per share are calculated using unrounded data.
(2)For the three months ended April 30, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 270,298 diluted weighted-average shares of common stock. For the three months ended April 30, 2023, GAAP and non-GAAP diluted net income per share were calculated based upon 261,371 diluted weighted-average shares of common stock.

Reconciliation of our GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2024	2023
Net cash provided by (used in) operating activities	$372	$277
Less: Capital expenditures	(81)	(59)
Free cash flows	$291	$218

About Non-GAAP Financial Measures

Change in Non-GAAP Financial Measures

Effective beginning fiscal 2025, Workday will exclude certain acquisition-related costs, realignment costs, and gains and losses on strategic investments from its non-GAAP results as these items may vary from period to period independent of the operating performance of Workday’s business. Prior period amounts have been recast for gains and losses on strategic investments to conform to this presentation. There was no impact to prior period amounts presented in this release for acquisition-related costs or realignment costs since no qualifying costs were incurred in the first quarter of fiscal 2024.

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP diluted net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and realignment costs. Non-GAAP diluted net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, realignment costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan, and includes share-based compensation associated with acquisitions. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expenses has on our operating results. Similar to share-based compensation expenses, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.

•Realignment costs. Realignment costs are associated with a formal restructuring plan and are primarily related to employee severance, the closure of facilities, and cancellation of certain contracts. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations nor do we actively trade publicly held securities, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2025 and 2024, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by (used in) operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Stacey Johnson, media@workday.com